Exhibit 10.5

FORMATION LOAN PROMISSORY NOTE

Up to a Maximum of [ ]	Effective as of [ ]
Redwood City, California

For value received, and in connection with an offering (the “Offering”) of up to [            ] in units in Redwood Mortgage Investors IX, LLC, a Delaware limited liability company (the “Holder”), Redwood Mortgage Corp., a California corporation (the “Borrower”) promises to pay to Holder up to the principal sum of [            ], or so much thereof as shall have been advanced by Holder to Borrower (the “Principal Amount”) under this promissory note (this “Note”) on or before the termination date of the Offering (the “Termination Date”). This Note shall be effective as of [    ] and shall supersede and replace any other notes made by the Borrower in favor of the Holder evidencing formation loan obligations (“Prior Formation Loan Note”) but shall not supersede, replace, amend or modify other obligations of the Borrower to the Holder. Prior to the Termination Date, and upon Borrower’s written request to Holder, Holder agrees to make advances of up to the Principal Amount (the “Advances”) to the Borrower so long as no Event of Default (as defined below) has occurred under this Note. Holder acknowledges and agrees that all Advances under this Note shall be memorialized on a written addendum hereto, as supplemented from time to time, with each Advance memorialized on the addendum being initialed by the Borrower when and as made. The Principal Amount, or any portion thereof that is advanced under this Note, shall not accrue any interest.

1. The Principal Amount advanced to Borrower hereunder shall be used by Borrower for the sole and exclusive purpose of paying selling commissions owed by Borrower in connection with the offer and sale of units of limited liability company interests in the Holder (“Units”), and all amounts payable in connection with unsolicited orders for Units received by Borrower, all in accordance with the Ninth Amended and Restated Limited Liability Company Operating Agreement of the Holder, dated March 25, 2016 (the “Operating Agreement”).

2. All payments of the Principal Amount (or such portion thereof that has been advanced to Borrower under this Note) shall be in lawful money of the United States of America and shall be paid to Holder at its principal office located at 1825 S. Grant Street, Suite 250, San Mateo, CA 94402. Prior to the Termination Date, all payments of the Principal Amount owing hereunder shall be paid in annual installments equal to 1/10 of the Principal Amount outstanding as of December 31 of each year, reduced by the amount of any early withdrawal penalties received by the Holder in accordance with Section 8.1(e) of the Operating Agreement due to the early redemption of Units. Each payment of the Principal Amount prior to the Termination Date shall be made on or before December 31 of the following year. Upon the Termination Date, the Principal Amount outstanding shall be amortized over ten years, with payments being made on or before December 31 of each year in equal annual installments of 1/10 of the Principal Amount outstanding as of the Termination Date (or in equal annual installments for the number of years until the expiration of the term of the Operating Agreement, if such remaining term is less than ten years), reduced by the amount of any withdrawal penalties received by the Holder in accordance with Section 8.1(e) of the Operating Agreement due to the early redemption of Units. Each payment of the Principal Amount after the Termination Date shall be made on or before December 31 of the following year. Any balance owing under this Note shall be due and payable on or before December 31 of the year immediately following the ten year anniversary of Termination Date (the “Maturity Date”). The Borrower may prepay all or any part of the Principal Amount owing under this Note at any time without any penalty or interest.

3. The Borrower agrees to pay on demand all reasonable, actual costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), of the Holder in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note and all related agreements and the other certificates or documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Note. The obligations of the Borrower under this Section 3 shall survive the termination of this Note and the repayment of the Principal Amount.

4. This Note shall be unsecured.

5. The Borrower hereby waives demand, notice, presentment, protest and notice of dishonor.

6.	Any of the following shall constitute an “Event of Default” under this Note, and shall give rise to the remedies provided in Section 7 below:

a)	Any failure by the Borrower to pay when due all or any portion of the Principal Amount owing under this Note.

b)	Borrower’s use of the Principal Amount for any purpose other than as permitted in Section 1, above.

c)	If the Borrower (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of creditors, or (iii) is adjudicated a bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, or (v) takes advantage, as against its creditors, of any bankruptcy law or statute of the United States of America or any state or subdivision thereof now or hereafter in effect, or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision therefore, which petition or proceeding is not dismissed within thirty (30) days after the date of the commencement thereof, or (vii) has a receiver, liquidator, trustee, custodian, conservator, sequestrator or other such person appointed by any court to take charge of its affairs or assets or business and such appointment is not vacated or discharged within thirty (30) days thereafter, or (viii) takes any action in furtherance of any of the foregoing.

7. If any Event of Default shall occur and be continuing, Holder shall, in addition to any and all other available rights and remedies, have the right, at Holder’s option, to: (a) declare the entire unpaid principal balance of this Note and all other sums due by the Borrower hereunder, without notice to Borrower, to be immediately due and payable; and (b) pursue any and all available remedies for the collection of such principal to enforce its rights as described herein, and, in such case, Holder may also recover all costs of suit and other expenses in connection therewith, including reasonable attorneys’ fees for collection and the right to equitable relief (including, but not limited to, injunctions) to enforce Holder’s rights as set forth herein (as described herein).

8. In the event that Borrower is removed as the manager of the Holder by the vote of a majority of members of the Holder, or if an additional manager(s) is/are elected by the affirmative vote or consent of a majority of members of the Holder without the concurrence of Borrower, and a successor or additional manager(s) is thereafter designated, and if such successor or additional manager(s) begins using any other loan brokerage firm for its placement or servicing of mortgage loans, the Borrower will immediately be released from all further obligation under this Note (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the number of days elapsed as of the date of Borrower’s release). In addition, if Borrower is removed as the manager, no successor manager(s) are elected, the Holder is liquidated and the Borrower is no longer receiving any payments for services rendered, the amounts owing under this Note shall be forgiven and the Borrower shall be released and held harmless from any further obligation under this Note.

9. The terms of this Note shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California.

10. Any term of this Note may be amended or waived with the written consent of the Borrower and Holder. This Note may not be assigned without the prior written consent of the Borrower, which shall not be unreasonably withheld or delayed.

Redwood Mortgage Corp., a California corporation

By:
Name:
Title:

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ADVANCED AND PAYMENT OF PRINCIPAL*

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Amount	Notation Made By

*	Continue on separate sheet if necessary

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